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                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                           DETROIT DIESEL CORPORATION
                                       BY
                        DIESEL PROJECT DEVELOPMENT, INC.
                          A WHOLLY OWNED SUBSIDIARY OF
               DAIMLERCHRYSLER NORTH AMERICA HOLDING CORPORATION
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  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
        TIME, ON FRIDAY, AUGUST 25, 2000, UNLESS THE OFFER IS EXTENDED.
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To Our Clients:

    Enclosed for your consideration is the Offer to Purchase, dated July 31, 2000 (the "Offer to Purchase") and a related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Diesel Project Development, Inc., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of DaimlerChrysler North America Holding Corporation, a Delaware corporation ("DCNA"), to purchase all outstanding shares of common stock, par value $0.01 per share, (the "Shares"), of Detroit Diesel Corporation, a Delaware corporation (the "Company"), at a purchase price of $23.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the Letter of Transmittal enclosed herewith.

    WE ARE THE HOLDER OF RECORD OF SHARES FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase. Your attention is invited to the following:

        1. The offer price is $23.00 per Share, net to you in cash, without interest.

        2. The Offer is being made for all outstanding Shares.

        3. The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of July 20, 2000 (the "Merger Agreement"), among DCNA, the Purchaser and the Company. The Merger Agreement provides, among other things, that the Purchaser will merge with and into the Company (the "Merger") following the satisfaction or waiver of each of the conditions to the Merger set forth in the Merger Agreement.

        4. Based upon, among other things, the unanimous recommendation of its Special Committee, the Board of Directors of the Company by unanimous vote of those present (1) determined that the terms of the Offer and the Merger are fair to and in the best interests of the stockholders of the Company,
    (2) approved the Merger Agreement (as defined below) and the transactions contemplated thereby, including the Offer and the Merger (as defined below), and (3) recommends that the Company's stockholders accept the Offer and tender their Shares to the Purchaser thereunder and adopt the Merger Agreement.

        5. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, AUGUST 25, 2000 (THE "EXPIRATION DATE"), UNLESS THE OFFER IS EXTENDED.

        6. Any stock transfer taxes applicable to the sale of Shares to the Purchaser pursuant to the Offer will be paid by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

    THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (1) THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION DATE THAT NUMBER OF SHARES WHICH, WHEN ADDED TO THE NUMBER OF SHARES CURRENTLY OWNED BY DCNA (APPROXIMATELY 21.4% OF THE OUTSTANDING SHARES), REPRESENTS AT LEAST A MAJORITY OF THE THEN OUTSTANDING SHARES ON A FULLY DILUTED BASIS AND (2) ANY APPLICABLE WAITING PERIOD UNDER THE HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976, AS AMENDED, AND THE REGULATIONS THEREUNDER HAVING EXPIRED OR BEEN TERMINATED AND THE NOTIFICATION OF AND APPROVAL BY THE EUROPEAN COMMISSION UNDER THE EU COUNCIL REGULATION 4064/89, AS AMENDED, HAVING BEEN RECEIVED. DDC HOLDINGS, INC., A WHOLLY OWNED INDIRECT SUBSIDIARY OF PENSKE CORPORATION, THE COMPANY'S MAJOR STOCKHOLDER BENEFICIALLY OWNING APPROXIMATELY 48.6% OF THE COMPANY'S OUTSTANDING SHARES, HAS AGREED TO TENDER ITS SHARES IN THE OFFER. SEE SECTION 11 OF THE OFFER TO PURCHASE. ASSUMING DDC HOLDINGS TENDERS ITS SHARES IN THE OFFER, THE MINIMUM CONDITION IN (1) ABOVE WILL BE SATISFIED WITHOUT THE NEED FOR ANY OTHER STOCKHOLDER TO TENDER SHARES IN THE OFFER. THE OFFER IS ALSO SUBJECT TO OTHER CONDITIONS. SEE SECTION 15 OF THE OFFER TO PURCHASE.

    The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. The Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, the Purchaser shall make a good faith effort to comply with such state statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, the Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) holders of Shares in such state. In those jurisdictions where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Purchaser by J.P. Morgan Securities Inc. in its capacity as Dealer Manager for the Offer or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

    If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instructions to us is also enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the reverse side of this letter. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                           DETROIT DIESEL CORPORATION
                                       BY
                        DIESEL PROJECT DEVELOPMENT, INC.
                          A WHOLLY OWNED SUBSIDIARY OF
               DAIMLERCHRYSLER NORTH AMERICA HOLDING CORPORATION

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated July 31, 2000 and the related Letter of Transmittal of Diesel Project Development, Inc., a Delaware corporation and a wholly owned subsidiary of DaimlerChrysler North America Holding Corporation, a Delaware corporation, all outstanding shares of common stock, par value $0.01 per share, (the "Shares"), of Detroit Diesel Corporation at a purchase price of $23.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

    This will instruct you to tender to the Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.
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Number of Shares to Be Tendered:*________________________
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Account No.: ______________________

Dated: ______________________, 2000

                                                        SIGN HERE

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                                                       SIGNATURE(S)

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                                               PRINT NAME(S)AND ADDRESS(ES)

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                                          ______________________________________
                                          ______________________________________
                                            AREA CODE AND TELEPHONE NUMBER(S)

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                                            TAXPAYER IDENTIFICATION OR SOCIAL
                                                    SECURITY NUMBER(S)

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*   Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.